SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2010

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard Milpitas, CA 95035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 8, 2010, Adaptec, Inc. (“Adaptec” or the “Company”) consummated the previously announced sale of Adaptec’s data storage hardware and software solutions and products business (the “DPS Business”) to PMC-Sierra, Inc. (“PMC-Sierra”) pursuant to the Asset Purchase Agreement (“Purchase Agreement”) entered into by PMC-Sierra and Adaptec on May 8, 2010. The purchase price for the DPS Business was approximately $34 million in cash.

Under the Purchase Agreement, PMC-Sierra purchased substantially all accounts receivable and inventory related to the DPS Business and certain fixed assets and intellectual property (other than the Company’s non-core patents for which PMC-Sierra received a non-exclusive license). Included in the intellectual property assigned to PMC-Sierra was Adaptec’s brand name. In addition, certain contracts were transferred and assigned to PMC-Sierra. PMC-Sierra has also assumed the obligations for certain of the Company’s leased facilities (primarily related to its international sites), certain employee retention obligations, certain obligations related to a defined benefit retirement plan at one of its foreign subsidiaries, and support and service liabilities.

On June 8, 2010, Adaptec issued a press release regarding the sale of the DPS Business. A copy of this press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events

As part of the disposal of the DPS Business, PMC-Sierra acquired Adaptec’s brand name. Pursuant to the Purchase Agreement, the Company is required to change its name within 90 days of the closing of the transaction. The Company intends to change its name to ADPT Corporation in the near future.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro forma financial information

The following Unaudited Pro Forma Consolidated Financial Statements are included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

(i)	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010

(ii)	Unaudited Pro Forma Consolidated Statements of Operations for fiscal years ended March 31, 2010, 2009 and 2008

(iii)	Notes to the Unaudited Pro Forma Consolidated Financial Statements

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

99.1	Unaudited Pro Forma Consolidated Balance Sheet of Adaptec, Inc. as of March 31, 2010; Unaudited Pro Forma Consolidated Statements of Operations of Adaptec, Inc. for fiscal years ended March 31, 2010, 2009 and 2008; and notes related thereto.

99.2	Press release issued by Adaptec, Inc. on June 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

Date: June 14, 2010	By:	/S/ MARY L. DOTZ
Mary L. Dotz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Unaudited Pro Forma Consolidated Balance Sheet of Adaptec, Inc. as of March 31, 2010; Unaudited Pro Forma Consolidated Statements of Operations of Adaptec, Inc. for fiscal years ended March 31, 2010, 2009 and 2008; and notes related thereto.

99.2	Press release issued by Adaptec, Inc. on June 8, 2010.